                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. _____)

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement.          [ ]  Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

[X]  Definitive proxy statement.

[ ]  Definitive additional materials.

[ ]  Soliciting material pursuant to
     Rule 14a-12

                       Community Central Bank Corporation
                (Name of Registrant as Specified in Its Charter)

________________________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
(5)  Total fee paid:

--------------------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing Party:

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(4)  Date Filed:

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

                       COMMUNITY CENTRAL BANK CORPORATION
                              120 NORTH MAIN STREET
                             MOUNT CLEMENS, MI 48043

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 17, 2007

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of COMMUNITY CENTRAL BANK CORPORATION will be held at the Best Western Concorde Inn, 44315 Gratiot Avenue, Clinton Township, Michigan, on Tuesday, April 17, 2007, at 9:00 a.m., for the purpose of considering and voting upon the following matters:

     1. ELECTION OF DIRECTORS. To elect three directors each for a three-year term, as detailed in the accompanying proxy statement.

     2. OTHER BUSINESS. To transact such other business as may properly be brought before the annual meeting, or any adjournment or postponement of the meeting. As of the date of this proxy statement, the Board of Directors of the Corporation is not aware of any such other business.

     Only those stockholders of record at the close of business on Monday, February 26, 2007, shall be entitled to notice of and to vote at the annual meeting or any adjournments or postponements thereof.

     To ensure that your shares are represented at the annual meeting, please take the time to vote by signing, dating and mailing the enclosed proxy, which is solicited on behalf of the Corporation's Board of Directors. The proxy will not be used if you attend and vote at the annual meeting in person. REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS VERY IMPORTANT. PLEASE ACT TODAY.

By Order of the Board of Directors,


-------------------------------------
David A. Widlak
President and Chief Executive Officer

Dated: March 23, 2007

                       COMMUNITY CENTRAL BANK CORPORATION
                              120 NORTH MAIN STREET
                             MOUNT CLEMENS, MI 48043

                                 PROXY STATEMENT

     This proxy statement is furnished to stockholders of Community Central Bank Corporation in connection with the solicitation of proxies by its Board of Directors for use at the Corporation's annual meeting of stockholders and at any and all adjournments or postponements of the meeting. The annual meeting of stockholders is being held on Tuesday, April 17, 2007, at 9:00 a.m., at the Best Western Concorde Inn, 44315 Gratiot Avenue, Clinton Township, Michigan. These proxy materials are first being mailed to our stockholders on or about March 23, 2007. Community Central Bank Corporation is referred to as the "Corporation" throughout this document. Certain of the information provided herein relates to Community Central Bank, a wholly owned subsidiary of the Corporation, which is referred to in this proxy statement as the "Bank."

     The Board of Directors, in accordance with the bylaws of the Corporation, has fixed the close of business on February 26, 2007, as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting and at any and all adjournments and postponements of the meeting. At the close of business on the record date, the Corporation had 3,829,758 shares of common stock outstanding, with each outstanding share entitled to one vote. A majority of the outstanding shares will constitute a quorum at the meeting.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its exercise. Unless the proxy is revoked, the shares represented by it will be voted at the annual meeting or any adjournment of the meeting. You may revoke your proxy before it is voted at the annual meeting by (i) submitting a new proxy with a later date; (ii) notifying the Corporation's Secretary at the above address that you revoke your previously submitted proxy; or (iii) voting in person at the annual meeting.

     The entire cost of soliciting proxies will be borne by the Corporation. Proxies may be solicited by mail or by directors, officers, or regular employees of the Corporation or its subsidiary, in person, by telephone or by other forms of communication. The Corporation will reimburse brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding soliciting material to the beneficial owners of common stock of the Corporation.

     Shares held in "street name" by a broker, bank or other nominee, as the record holder of the shares, are required to be voted in accordance with instructions from the beneficial owner of the shares. If no instructions are provided to the nominee, the nominee will be entitled to vote the shares with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items. In the case of non-discretionary items, the shares will be treated as "broker non-votes." The election of directors is considered a "discretionary" item and, therefore, the broker, bank or other nominee may vote shares without instructions from the beneficial owner.

     THE CORPORATION'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF MANAGEMENT'S DIRECTOR NOMINEES.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

BENEFICIAL OWNERSHIP

     The following table presents information regarding the beneficial ownership of the Corporation's common stock as of February 26, 2007, the voting record date for the annual meeting, by each of the directors and director nominees of the Corporation, each of the executive officers named in the summary compensation table on page 11, and all directors and executive officers of the Corporation as a group. The persons named in the following table have sole voting and investment powers for all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the footnotes to this table. The address of each person named in the table, except where otherwise indicated, is the same address as the Corporation. An asterisk (*) in the table indicates that an individual beneficially owns less than one percent of the outstanding common stock of the Corporation. As of February 26, 2007, the Corporation had 3,829,758 shares of common stock outstanding, with each share entitled to one vote.

                                                             Amount and Nature
                                                               of Beneficial      Percent of
Name of Beneficial Owner                                       Ownership (1)     Common Stock
------------------------                                     -----------------   ------------
Gebran S. Anton, Director ................................        188,117             4.91
David E. Bonior, Director(2) .............................          7,741                *
Joseph Catenacci, Director ...............................        153,626             4.01
Salvatore Cottone, Director ..............................        190,581(4)          4.98
Celestina Giles, Director ................................         25,644(5)             *
Bobby L. Hill, Director(3) ...............................         31,456                *
Joseph F. Jeannette, Director ............................        162,696(6)          4.25
Dean S. Petitpren, Chairman of the Board .................        234,851             6.13
Ronald R. Reed, Vice Chairman of the Board ...............         84,055             2.16
John W. Stroh, III, Director .............................         16,751(7)             *
David A. Widlak, President, CEO and Director .............        124,259(8)          3.20
Ray T. Colonius, Treasurer and CFO .......................         60,561             1.56
Charles U. Shreve, VP of the Bank ........................         28,682                *
Sam A. Locricchio, SVP and Sr. Loan Officer of the Bank ..         21,798                *
All directors and executive officers of the
   Corporation as a group (14 persons) (2)(3) ............      1,330,818            32.85

----------
(1) Includes shares of Corporation common stock held directly, as well as shares held jointly with family members, shares held in retirement accounts, held in a fiduciary capacity, held by certain of the group members' families, or held by trusts of which the group member is a trustee or substantial beneficiary, with respect to which shares of common stock the group member may be deemed to have sole or shared voting and/or investment powers. Also includes shares of common stock as to which the named individual has the right to acquire beneficial ownership, currently or within 60 days after February 26, 2007, pursuant to the exercise of stock options: Mr. Bonior - 1,273 shares; Mr. Reed - 64,818 shares; Mr. Widlak - 57,225 shares; Mr. Colonius - 49,065 shares; Mr. Shreve - 28,682 shares; Mr. Locricchio - 20,000 shares and all directors and executive officers as a group - 221,063 shares.

(2)  Mr. Bonior resigned from the Board of Directors on February 5, 2007.

(3) Mr. Hill will retire from the Board of directors effective April 17, 2007, the date of the annual meeting of stockholders.

(4) Includes 52,799 shares owned solely by Mr. Cottone's spouse, 1,170 shares owned by family members residing in his household and 1,014 shares held as custodian for his grandchildren under the UGMA.

(5)  Includes 9,684 shares owned solely by Mrs. Giles' spouse.

(6) Includes 27,947 shares held in trusts for the benefit of Mr. Jeannette's children for which he is the trustee.

(7)  Includes 6,563 shares owned solely by Mr. Stroh's spouse.

(8)  Includes 683 shares owned solely by Mr. Widlak's spouse.

     The table below shows the beneficial ownership of the Corporation's common stock held by each person who was known by the Corporation to own beneficially more than 5% of the Corporation's common stock as of February 26, 2007 and not otherwise reported in the table above. To the best of the Corporation's knowledge, no other person owns more than 5% of the Corporation's outstanding common stock.

Name and Address                   Amount and Nature of    Percent of
of Beneficial Owner                Beneficial Ownership   Common Stock
-------------------                --------------------   ------------
Tontine Financial Partners, L.P.        350,810(1)            9.2%
Tontine Management, L.L.C.
Jeffrey L. Gendell
   55 Railroad Avenue, 3rd Floor
   Greenwich, CT 06830

----------
(1) Based on information in a Schedule 13G, dated January 10, 2007, filed by Tontine Financial Partners, L.P. ("TFP"), a Delaware limited partnership, Tontine Management, L.L.C. ("TM"), a Delaware limited liability company which is the general partner of TFP, and Jeffrey L. Gendell, who is the managing partner of TM. TFP, TM and Mr. Gendell have reported shared voting and shared dispositive power over all of the reported shares.

                              ELECTION OF DIRECTORS

GENERAL

     The Corporation's articles of incorporation provide that the number of directors, as determined from time to time by the Board of Directors, shall be no less than six and no more than 15. The articles of incorporation further provide that the directors shall be divided into three classes, with each class serving a staggered three-year term and with the number of directors in each class being as nearly equal as possible.

     Our Board of Directors currently consists of ten members, with approximately one-third of the directors being elected annually. The Board of Directors has adopted a resolution effective April 17, 2007, reducing the size of the Board to nine members, eliminating the vacancies created by the departure of Directors Bonior and Hill. On February 5, 2007, David Bonior resigned from our Board of Directors in order to head a national 2008 Presidential Campaign. Effective as of the date of the annual meeting, Bobby Hill will retire from the Board of Directors. The Board of Directors appreciates the dedicated service of Messrs. Bonior and Mr. Hill over the years.

     The Board of Directors, based on the recommendation of the nominating committee, has nominated Salvatore Cottone, Dean Petitpren and Ronald Reed, each for a three-year term expiring at the Corporation's 2010 annual meeting of stockholders, and upon election and qualification of their successors. Each of the nominees is presently a director of the Corporation whose term expires at the April 17, 2007 annual meeting of stockholders. The affirmative vote of a plurality of the votes cast is required for the nominees to be elected. This means that the nominees with the most affirmative votes are elected to fill the available seats. Accordingly, votes withheld have no effect on the election of directors. THE CORPORATION'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF MANAGEMENT'S DIRECTOR NOMINEES.

     The other members of the Board will continue in office in accordance with their previous elections until the expiration of their terms at the Corporation's 2008 or 2009 annual meetings of stockholders, respectively. See "Information About Directors and Nominees as Directors" below.

     It is the intention of the persons named in the enclosed proxy to vote the proxy for the election of the three nominees. The proposed nominees for election as directors are willing to be elected and serve; however, in the event that any nominee at the time of election is unable to serve or is otherwise unavailable for election, the Board of Directors may select a substitute nominee, and in that event the persons named in the enclosed proxy intend to vote the proxy for the person so selected. If a substitute nominee is not selected, the proxy will be voted for the election of the remaining nominees.

INFORMATION ABOUT DIRECTORS AND NOMINEES AS DIRECTORS

     The following table presents certain information about the director nominees and continuing directors of the Corporation. All of the directors listed are also directors of the Bank. Each of the directors has held the principal occupation listed in the table below for at least the past five years, except as specifically indicated otherwise.

                                                                          Has Served
                                                                        as a Director     Year When Term
Name, Age, Principal Occupation                                             Since       of Office Expires
-------------------------------                                         -------------   -----------------
                                 NOMINEES
Salvatore Cottone, 67 ...............................................        1996              2010
   President; Resco, Inc. (Real Estate Development)
   Chairman of the Board of the Bank

Dean S. Petitpren, 64 ...............................................        1996              2010
   President; Petitpren, Inc. (Beer Distribution)
   Chairman of the Board of the Corporation

Ronald R. Reed, 60 ..................................................        2000              2010
   President and CEO of the Bank
   Vice Chairman of the Corporation

                       DIRECTORS REMAINING IN OFFICE
Joseph Catenacci, 71 ................................................        1996              2009
   Chief Operating Officer; John Carlo, Inc. (Highway and Heavy
   Construction)

Celestina Giles, 60 .................................................        2006              2009
   Retired Executive Secretary of the Bank

David A. Widlak, 58 .................................................        1999              2009
   President and CEO of the Corporation

Gebran S. Anton, 74 .................................................        1996              2008
   Co-owner; Anton, Zorn & Associates (Commercial & Industrial
       Real Estate Brokerage)
   Sole member; Anton Management Group, LLC. (Real Estate Management)

Joseph F. Jeannette, 62 .............................................        1996              2008
   Retired Assistant Director; Utica Community Schools

John W. Stroh, III, 48 ..............................................        2005              2008
   Chairman/CEO; The Stroh Companies (Investments)

                        BOARD MEETINGS, BOARD COMMITTEES
                        AND CORPORATE GOVERNANCE MATTERS

     Attendance at Board, Committee and Annual Stockholders' Meetings. The Corporation's Board of Directors conducted ten meetings during fiscal 2006. The Board of Directors of the Bank, the Corporation's principal operating subsidiary, conducted ten meetings during fiscal 2006. Each director attended at least 75% of the (i) Corporation's Board meetings and any committees on which he or she served and (ii) Bank's Board meetings and any committees on which he or she served. In addition, all of our Board members are expected to attend the Corporation's annual meeting of stockholders, although the Corporation does not have any written policy as to Board members' attendance at the annual meeting of stockholders. Last year's annual meeting of stockholders was attended by the entire Board of Directors.

     "Independent" Directors. The Board of Directors has determined that directors Gebran S. Anton, David E. Bonior, Joseph E. Catenacci, Salvatore Cottone, Celestina Giles, Bobby L. Hill, Joseph F. Jeannette and John W. Stroh, III qualify as "independent" directors in accordance with the NASDAQ Marketplace Rules. Mr. Bonior resigned from the Board of Directors on February 5, 2007 and Mr. Hill will retire from the Board of Directors on April 17, 2007, the date of the annual meeting of stockholders. This will result in seven of the Corporation's nine directors qualifying as independent directors. The NASDAQ independence definition includes a series of objective tests, such as that the director is not an employee of the corporation and has not engaged in various types of business dealings with the corporation. As further required by the NASDAQ Marketplace Rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the Corporation with regard to each director's business and personal activities as they may relate to the Corporation and its management.

     Board Committees and Charter. The Board of Directors of the Corporation has standing Executive, Audit, Compensation and Nominating Committees. The Board of Directors has adopted a written charter for the compensation, audit and nominating committees, as well as a written code of business conduct and ethics that applies to all of our directors, officers and employees. These documents are posted on our web site at www.communitycentralbank.com under the "Shareholder" link. You may also obtain a copy of these documents free of charge by writing to our Corporate Secretary at Community Central Bank Corporation, 120 North Main Street, Mount Clemens, Michigan 48043, or by calling (586) 783-4500.

     The Audit, Compensation and Nominating Committee members consist of solely independent directors as defined in the NASDAQ Marketplace Rules. In addition, the members of the Audit Committee each qualify as "independent" under standards established by the U.S. Securities and Exchange Commission (the "SEC") for members of audit committees. The Audit Committee also includes at least one independent member who the Board has determined meets the qualifications of an "audit committee financial expert" in accordance with SEC rules. Mr. Cottone is the independent director who has been determined to be an audit committee financial expert.

     Executive Committee. The Executive Committee is comprised of Directors Cottone, Petitpren, Reed and Widlak (Chairman). The Executive Committee did not meet during 2006. The Executive Committee shall have and may exercise the full powers and authority of the Board of Directors in the management of the business affairs and property of the corporation during the intervals between meetings of the Board of Directors. The Executive Committee shall also have the power and authority to declare distributions and dividends and to authorize the issuance of stock to the extent permitted by Michigan law.

     Audit Committee. During 2006, the Audit Committee was comprised of Directors Cottone (Chairman), Bonior, Jeannette and Stroh, III. The Audit Committee met four times during fiscal 2006. The Audit Committee's responsibilities include hiring, terminating or reappointing the Corporation's independent auditors, reviewing the scope of proposed audits and the procedures to be used, and the results of the audits, reviewing the adequacy and effectiveness of accounting and financial controls, and reviewing the entire internal and independent auditing function and the financial statements of the Corporation. The Audit Committee also approves non-audit and audit services to be performed by the independent auditors, reviews and approves all related party transactions for potential conflict of interest situations, and reviews and assesses the adequacy of the Audit Committee charter on an annual basis. The full responsibilities of the audit committee are set forth in its charter, a copy of which is posted on our web site at www.communitycentralbank.com.

     Compensation Committee. During 2006, the Compensation Committee was comprised of Directors Bonior, Catenacci, Jeannette and Petitpren (Chairman). The Compensation Committee met one time during fiscal 2006. The Compensation Committee reviews overall compensation policies and objectives for the Corporation and the Bank. The Compensation Committee's responsibilities include determining compensation and benefits for officers of the Corporation, based on recommendations of Chief Executive Officer, David A. Widlak, who is not present during voting or deliberations concerning his compensation. The Compensation Committee recommends to the full Board the appropriate level of compensation and the appropriate mix of cash compensation and equity compensation for Board and Board committee service. The Compensation Committee is also responsible for administering the option plans and benefit plans of the Corporation. Under the Corporation 2002 Incentive Plan, the Compensation Committee may delegate to the Chairman of the Board, the President or to other senior officers of the Corporation any of its duties under the plan, except for its authority to grant awards, or to take other actions with respect to participants who are subject to
Section 16 of the Exchange Act or are "covered employees" as defined in Section 162(m) of the Internal Revenue code of 1986, as amended. The full responsibilities of the compensation committee are set forth in its charter, a copy of which is posted on our web site at www.communitycentralbank.com.

     Nominating Committee. During 2006, the Nominating Committee was comprised of Directors Anton (Chairman), Bonior, Giles, Jeannette, Petitpren and Stroh. The Nominating Committee met two times during fiscal 2006. The Nominating Committee is responsible for reviewing and making recommendations to the Board of Directors as to its size and composition and recommending to the Board of Directors candidates for election as directors at the annual meetings, and filling any vacancies that may occur between annual meetings. The Nominating Committee will consider as potential nominees persons recommended by stockholders. Recommendations should be submitted to the Nominating Committee in care of Lisa M. Medlock, Secretary of the Corporation. Each recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that qualifies such person for consideration, and a statement that such person has agreed to serve if nominated and elected. Stockholders who themselves wish to nominate a person for election to the Board of Directors, as contrasted with recommending a potential nominee to the Board for its consideration, are required to comply with the advance notice and other requirements detailed in the Corporation's articles of incorporation. The Nominating Committee has the following responsibilities:

     (i) recommend to the Board the appropriate size of the Board and assist in identifying, interviewing and recruiting candidates for the Board;

     (ii) recommend candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in the Corporation's articles of incorporation and bylaws relating to the nomination or appointment of directors, based on the following criteria: business experience, education, integrity and reputation, independence, conflicts of interest, diversity, age, number of other directorships and commitments (including charitable obligations), tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy) and a commitment to the Corporation's communities and shared values, as well as overall experience in the context of the needs of the Board as a whole;

     (iii) review nominations submitted by stockholders, which have been addressed to the Corporation's Secretary, and which comply with the requirements of the Corporation's articles of incorporation and bylaws. Nominations from stockholders will be considered and evaluated using the same criteria as all other nominations;

     (iv) annually recommend to the Board committee assignments and committee chairs on all committees of the Board, and recommend committee members to fill vacancies on committees as necessary; and

     (v) perform any other duties or responsibilities expressly delegated to the Committee by the Board.

     The full responsibilities of the nomination committee are set forth in its charter, a copy of which is posted on our web site at www.communitycentralbank.com.

     Communications with the Board of Directors. Stockholders may communicate directly with the Board of Directors, or any individual Board member, by sending written communications to the Corporation, addressed to the Chairman of the Board or such individual Board member.

                      COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW

     This Compensation Discussion and Analysis contains an overview and analysis of our compensation program, policies and practices with respect to our Chief Executive Officer, Chief Financial Officer and the other named executive officers included in the Summary Compensation Table on page 11, referred to collectively as the "named executive officers." The discussion below is intended to assist you in understanding the detailed information provided in those tables in the context within our overall compensation program.

ROLE OF THE COMPENSATION COMMITTEE

     The Corporation's Compensation Committee currently consists of four directors, all of whom are deemed independent as defined under the NASDAQ Martketplace Rules. The Compensation Committee operates under a formal written charter, a copy of which is posted on our web site at www.communitycentralbank.com. The Compensation Committee is responsible for reviewing and approving compensation for the Corporation's directors and executive officers. The Compensation Committee is also responsible for reviewing, and either approving or submitting to the entire Board for approval, the Corporation's compensation policies, programs goals and objectives.

     Members of management may attend Compensation Committee meeting to provide information about personnel policies and programs. Management's participation plays an important part in the development and continuation of benefit plans, and in determining appropriate compensation levels. Mr. Widlak, the Corporation's Chief Executive Officer, and other executive officers from time to time, assist the Compensation Committee in evaluating employee performance, establishing business performance targets and objectives, and in recommending salary levels and option awards. Input on the performance of the named executive officers is provided by the recommendations of Chief Executive Officer, David A. Widlak, who is not present during the voting or deliberations concerning his compensation or the compensation of the other named executive officers. The Committee delegates the development of compensation policies and benefit programs affecting employees, other than the named executive officers, to executive management, providing these policies and benefit programs are in direct alignment with the Corporation's objectives and philosophy as established by the Compensation Committee.

COMPENSATION OBJECTIVES

     The Corporation's compensation program is designed to attract, retain and motivate quality, talented individuals who are critical to the Corporation's success. The Corporation's compensation program is also designed to align the interests of management with those of its stockholders. It is the Compensation Committee's goal to set salaries and benefit levels which are competitive with levels at other companies within its industry that are comparable in size and type, and in the Corporation's geographic market area.

ELEMENTS OF EXECUTIVE COMPENSATION

     The Corporation's executive compensation program consists of the following:

     -    Base salary;

     -    Cash bonus/incentive compensation;

     -    Equity-based compensation, primarily through stock option awards;

     -    Supplemental Executive Retirement Plan;

     - Benefits offered to all employees such as an Employee Stock Ownership Plan, 401(k) match, life, health and disability insurance; and

     - Perquisite compensation including automobile allowance, use of company owned vehicles, and country and health club memberships.

     The Compensation Committee considers market pay practices and practices of peer companies in determining the amounts to be paid. Compensation opportunities for our executive officers, including our named executive officers, are designed to be competitive with peer companies. We believe our executive compensation packages are reasonable when considering our business strategy, our compensation philosophy and the competitive market pay data.

     The Compensation Committee uses several sources to collect and analyze competitive market data. Data sources have included several published compensation surveys and a private compensation database maintained by SNL Financial LC. We compare compensation paid to our named executive officers with compensation paid to executive officers in comparable positions at similar companies ("Comparison Group"). The Comparison Group includes companies from the banking and financial services industry in which we compete, particularly financial institutions and financial institution holding companies of similar size to the Corporation. This information is used to determine our competitive position among similar companies in the marketplace, and to assist us in setting our targeted pay at the desired range relative to our peers. The Compensation Committee hired Al Pappa of the Cambridge Companies to assist in setting initial CEO pay in 2004. Since that time, the Committee has done its own research using SNL Financial LC and general market information.

     Base Salary. Base salaries are determined by an executive's scope of responsibility and future potential, experience level, and past performance and further goals and objectives, and are intended to be competitive salaries within the industry and markets we serve. An executive's base salary is intended to provide a steady income to the executive. Since 2004 the only base change to CEO has been cost of living and CFO raised to reflect market.

     Cash Bonus. In addition to base salaries, the Corporation provides the opportunity for the named executive officers and other executives to earn an annual cash incentive award. This element of our compensation program allows us to attract and retain an appropriate caliber of talent for each position and to motivate executives to achieve our annual business goals. Awards are subject to the Compensation Committee's discretion and may take into account the achievement of goals set forth in our annual strategic plan, individual performance and for those other than the CEO, the recommendation of the CEO. Actual bonuses may be above or below target bonus levels at the discretion of the Committee.

     Annual cash bonuses are awarded to executive officers for individual performance during the course of the year with respect to that individual's goals, and the performance of the Corporation as a whole. Annual cash bonus awards for executive officers are initially conditioned upon attaining a Corporation-wide net earnings threshold. Assuming the Corporation achieves this threshold, awards are based upon a combination of division performance and individual performance and responsibility. The foregoing performance criteria are subjectively evaluated and applied and are not based upon a mathematical formula.

     The bonus allocation is based on the performance of the Corporation in achieving net income. As a general guideline, the Compensation Committee establishes a total bonus pool equal to approximately ten percent of a minimum-targeted net income base, which is set by the Compensation Committee at the beginning of the fiscal year. The actual amount of money in the total bonus pool may be increased or decreased at the end of the year at the discretion of the Compensation Committee. The CEO receives 25% of the pool allocation. In 2006, bonuses provided to the named executive officers were significantly lower than in 2005, due in part to the reduced level of profitability.

     Stock Options. The Compensation Committee believes that stock options provide an appropriate incentive to encourage management, particularly senior management, to maximize stockholder returns since the value of an option bears a direct correlation to appreciation in the Corporation's stock price. Grants under the Corporation's equity-based incentive plans have the effect of more closely aligning the interests of management with the interests of stockholders, while at the same time providing a valuable tool for attracting, rewarding and retaining key employees. The Corporation has not repriced or otherwise modified options previously issued except to make adjustments as provided in the Plan for stock splits.

     The CEO and CFO prepare a recommendation for the total number of options to be issued. This recommendation includes options to be issued as a group to the named executive officers, other officers and personnel. The Compensation Committee determines to grant stock options based upon this recommendation and the subjective analysis of a number of factors, including the overall mix of equity-based compensation to cash compensation, the number and frequency of prior option grants and the potential for an individual's contribution and performance to positively impact the Corporation's performance. Based upon the foregoing factors, the Compensation Committee in December 2006 granted options to purchase a total of 46,000 shares of the Corporation's common stock (of which 31,500 shares were granted to executive officers) at an exercise price per share of $11.30. All options were issued at an exercise price equal to the average of the highest reported asked price and the lowest reported bid price on the NASDAQ Global Market on the day of issuance.

     401(k) Plan. The Corporation maintains a qualified retirement 401(k) Plan with a salary deferral feature designed to qualify under Section 401 of the Internal Revenue Code of 1986. During 2006 and prior years, the 401(k) Plan permitted most employees of the Corporation to defer a portion of their eligible compensation on a pre-tax basis subject to certain maximum amounts. The Corporation matched contributions in 2006 up to one-half of the first 6% of compensation deferred by the participant under the 401(k) Plan, subject to certain limitations, with a maximum annual contribution of 3% of total gross compensation per participant. These matching contributions are made in cash and may be adjusted from time to time by the Corporation. The 401(k) Plan does not include Corporation common stock as one of its investment alternatives.

     Employee Stock Ownership Plan ("ESOP"). The Corporation maintains an ESOP, consisting of entirely Corporation common stock, covering substantially all of the employees of the Corporation and its subsidiaries. The purpose of the plan is to offer participants a systematic program for the accumulation of retirement and savings income, as well as a means by which to obtain beneficial interest of ownership in company stock. The ESOP also further aligns the interests of the officers and employees of the Corporation with those of its stockholders.

     Supplemental Executive Retirement Plan/Death Benefit Plan. The Corporation offers a supplemental executive retirement plan and death benefit plan (collectively, the "SERP") to its named executive officers as an incentive to recruit, reward and retain key employees. The SERP provides for additional income to the named executive officer and/or his beneficiary at retirement, death or termination of employment. The SERP is described in detail beginning on page 15 of this proxy statement. To recover the costs of projected employee benefit liabilities, the Corporation purchased Bank Owned Life Insurance ("BOLI") on the lives of certain employees. The policy earnings, including death benefits, will be used to offset and recover a portion of the costs of the SERP.

     Other Benefits. The named executive officers and other personnel receive life, health, dental and long-term disability insurance coverage in amounts the Corporation believes to be competitive with comparable financial institutions. The named executive officers receive certain excess life insurance benefits for which the Corporation pays the excess premiums. The executive officers may also receive country club and health club memberships, automobile allowances, use of a company vehicle or other benefits.

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the annual compensation for services provided to us by our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers during the fiscal year ended December 31, 2006. We refer to the officers listed in the table below as the named executive officers.

                                                                              CHANGE IN
                                                                               PENSION
                                                                              VALUE AND
                                                                            NONQUALIFIED
                                                                              DEFERRED
                                                           STOCK   OPTION   COMPENSATION     ALL OTHER
                                      SALARY     BONUS    AWARDS   AWARDS     EARNINGS     COMPENSATION     TOTAL
NAME AND PRINCIPAL POSITION   YEAR    ($)(1)      ($)       ($)    ($)(2)      ($)(3)         ($)(4)         ($)
---------------------------   ----   --------   -------   ------   ------   ------------   ------------   --------
David A. Widlak               2006   $299,983   $20,000     --     18,648     $130,987        $25,991     $495,609
   President and CEO of
   the Corporation

Ronald R. Reed                2006   $220,043   $12,500     --         --     $164,094        $30,725     $427,362
   President and CEO of
   the Bank

Ray T. Colonius               2006   $170,450   $10,000     --         --     $ 98,652        $20,753     $299,855
   CFO and Treasurer of
   the Corporation and Sr.
   VP and CFO of the Bank

Charles U. Shreve             2006   $133,926   $10,000     --         --     $ 97,108        $18,045     $259,079
   VP of the Bank and CEO
   and President of
   Community Central
   Mortgage Company, LLC

Sam A. Locricchio             2006   $167,685   $10,000     --      4,207     $ 98,689        $18,981     $299,562
   Sr. VP and S.r Loan
   Officer of the Bank

(1) Includes compensation of $30,000 in cash and $3,483 of Corporation common stock for Mr. Widlak and Mr. Reed for service on the Boards of Directors of the Corporation and/or the Bank and compensation of $6,000 in cash to Mr. Shreve for service on the Board of Directors of the Mortgage Company. See the Grants of Plan-Based Awards table for information on the common stock awards to Mr. Widlak and Mr. Reed.

(2) Represents the proportionate amount of the total fair value of stock and option awards recognized by the Corporation as an expense in 2006 for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair values of these awards and the amounts expensed in 2006 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123R. The option awards for which expense is shown in this table included the awards granted in prior years for which we continued to recognize expense in 2006, but did not include the option awards described in the Grants of Plan-Based Awards table beginning on page 12 of this proxy statement as those awards will not commence vesting until January 1, 2008. For a discussion of valuation assumptions, see Note 13 of the Notes to Consolidated Financial Statements included in the Corporation's annual report on Form 10-K for the year ended December 31, 2006. .

(3) Reflects the increase during 2006 in actuarial present values of each executive officer's accumulated benefits under the Supplemental Executive Retirement Plan (SERP).

(4) The amounts included in this column consist of the following (perquisites and other personal benefits totaling less than $10,000 in the aggregate for a named executive officer are excluded):

                                            DAVID     RONALD      RAY     CHARLES       SAM
                                            WIDLAK     REED    COLONIUS    SHREVE   LOCRICCHIO
                                           -------   -------   --------   -------   ----------
BENEFIT TYPE
401(k) Matching Contribution               $ 9,878   $ 7,099    $ 5,703   $ 4,745     $ 5,892
ESOP Allocation                              1,257     1,257      1,257     1,257       1,257
Excess Life Insurance Premiums               1,032     1,032        360       552       1,032
Perquisites and Other Personal Benefits:
   Auto Reimbursement/Allowance             12,386    13,813     12,005     7,843      10,800
   Other (a)                                 1,438     7,524      1,428     3,648          --
                                           -------   -------    -------   -------     -------
Total                                      $25,991   $30,725    $20,753   $18,045     $18,981
                                           =======   =======    =======   =======     =======

(a) Includes membership dues to a health club for Mr. Widlak and Mr. Colonius, a country club and business athletic club for Mr. Reed and a business athletic club for Mr. Shreve.

GRANTS OF PLAN-BASED AWARD

                                                                                         ALL OTHER    ALL OTHER
                                   ESTIMATED POSSIBLE            ESTIMATED FUTURE          STOCK       OPTION     EXERCISE
                                PAYOUTS UNDER NON-EQUITY       PAYOUTS UNDER EQUITY       AWARDS:      AWARDS:     OR BASE
                                  INCENTIVE PLAN AWARDS        INCENTIVE PLAN AWARDS       NUMBER     NUMBER OF   PRICE OF
                               --------------------------   --------------------------   OF SHARES   SECURITIES    OPTION
                               THRES-                       THRES-                        OF STOCK   UNDERLYING    AWARDS
                      GRANT     HOLD    TARGET   MAXIMUM     HOLD    TARGET   MAXIMUM     OR UNITS     OPTIONS     ($/SH)
       NAME           DATE       ($)      ($)       ($)       ($)      ($)       ($)       (#)(1)      (#)(2)        (2)
       ----         --------   ------   ------   --------   ------   ------   --------   ---------   ----------   --------
David A. Widlak     12/19/06     --       --        --        --       --        --          --        11,500      $11.30
                    05/01/06     --       --        --        --       --        --         300            --          --

Ronald R. Reed      12/19/06     --       --        --        --       --        --          --         6,500      $11.30
                    05/01/06     --       --        --        --       --        --         300            --          --

Ray T. Colonius     12/19/06     --       --        --        --       --        --          --         4,500      $11.30

Charles U. Shreve   12/19/06     --       --        --        --       --        --          --         4,500      $11.30

Sam A. Locricchio   12/19/06     --       --        --        --       --        --          --         4,500      $11.30

(1) Reflects the number of shares of freely-tradable, unrestricted Corporation common stock granted to Messrs. Widlak and Reed as compensation, in part, for service as a director. The fair market value of the 300 shares of common stock was $3,483 on the date of grant, based on the $11.30 closing price of the Corporation's common stock as of that date.

(2) The options reported in this table vest equally over a 5 year period, with the first installment vesting on January 1, 2008 and each additional installment vesting annually thereafter. Under the 2002 Incentive Plan, the exercise price of an option is equal to the mean between the highest and lowest sales price per share of the Corporation's common stock as reported on the NASDAQ Stock Market on the date of grant or, if there were no sales reported on the grant date, on the last preceding date on which a sale was reported. The closing market price of the underlying common stock as reported on the NASDAQ Stock Market on the date of the grant was $11.30.

     We have no employment, severance or change in control agreements with our named executive officers. All components of the named executive officers' compensation are determined by the Compensation Committee, as more fully described under the Compensation Discussion and Analysis section above. The stock options reported in the table above were granted by the Compensation Committee pursuant to the terms of the 2002 Incentive Plan. All options awarded pursuant to this plan are at an exercise price equal to the fair market value of the Corporation's common stock on the date of grant. Fair market value is defined under the plan as the mean between the highest and lowest sales price per share of the Corporation's common stock as reported on the NASDAQ Stock Market on the date of grant or, if there were no sales reported on the grant date, on the last preceding date on which a sale was reported. In the event an optionee is terminated following a change in control of the Corporation, the vesting period of the options, if any, is accelerated. The options are not transferable except by will or the laws of descent and distribution.

     Messrs. Widlak and Reed serve as directors on the Corporation's Board of Directors. Under the Corporation's 2002 Incentive Plan, as amended, each director is awarded 300 shares of common stock of the Corporation annually. The awards are made each year, on the first business day of the month following the annual meeting of stockholders, from 2002 through 2010, during the period that the director serves on the Board.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

     The following table sets forth information about all of the outstanding option awards held by the named executive officers as of December 31, 2006. There were no outstanding restricted stock awards held at December 31, 2006 by the named executive officers.

                                                  EQUITY INCENTIVE
                                                    PLAN AWARDS:
                     NUMBER OF      NUMBER OF         NUMBER OF
                     SECURITIES     SECURITIES       SECURITIES
                     UNDERLYING     UNDERLYING       UNDERLYING
                    UNEXERCISED    UNEXERCISED       UNEXERCISED       OPTION
                    OPTIONS (#)    OPTIONS (#)        UNEARNED        EXERCISE        OPTION
NAME                EXERCISABLE   UNEXERCISABLE      OPTIONS (#)     PRICE ($)   EXPIRATION DATE
----                -----------   -------------   ----------------   ---------   ---------------
David A. Widlak        13,892                                           7.34        05-13-2012
                        8,103                                          10.31        11-19-2013
                       13,230                                          11.71        11-15-2014
                        9,450                                          12.58        12-01-2015
                        1,050                                          12.58        12-01-2015
                                    11,500(1)                          11.30        12-18-2016

Ronald R. Reed          9,575                                           4.75        10-02-2010
                        8,377                                           5.23        04-24-2011
                       14,776                                           4.95        05-07-2011
                       13,891                                           7.34        05-13-2012
                        5,788                                          10.31        11-19-2013
                        6,615                                          11.71        11-15-2014
                          840                                          12.58        12-01-2015
                        4,410                                          12.58        12-01-2015
                                     6,500(1)                          11.30        12-18-2016

Ray T. Colonius         5,077                                           4.75        10-02-2010
                        4,318                                           4.51        01-05-2010
                        8,375                                           5.23        04-24-2011
                       14,777                                           4.95        05-07-2011
                        5,788                                           7.34        05-13-2012
                        3,473                                          10.31        11-19-2013
                        5,512                                          11.71        11-15-2014
                        4,200                                          12.58        12-01-2015
                                     4,500(1)                          11.30        12-18-2016

Charles U. Shreve       5,788                                           5.20        07-09-2011
                        5,788                                           7.34        05-13-2012
                        2,894                                          10.31        11-19-2013
                        5,512                                          11.71        11-15-2014
                        4,200                                          12.58        12-01-2015
                                     4,500(1)                          11.30        12-18-2016

Sam A. Locricchio       5,788                                           8.70        07-07-2013
                        5,512                                          11.71        11-15-2014
                          525                                          12.58        12-01-2015
                        3,675                                          12.58        12-01-2015
                                     4,500(1)                          11.30        12-18-2016

(1) The stock options were granted on December 19, 2006 and vest equally over a five year period on each of January 1, 2008, January 1, 2009, January 1, 2010, January 1, 2011 and January 1, 2012.

OPTION EXERCISES AND STOCK VESTED

     The following table sets forth information about stock options exercised during the year ended December 31, 2006 for each named executive officer.

                              OPTION AWARDS                      STOCK AWARDS
                    --------------------------------   -------------------------------
                                                          NUMBER OF
                       NUMBER OF      VALUE REALIZED       SHARES       VALUE REALIZED
                    SHARES ACQUIRED     ON EXERCISE      ACQUIRED ON      ON VESTING
NAME                ON EXERCISE (#)       ($)(1)       VESTING (#)(2)       ($)(2)
----                ---------------   --------------   --------------   --------------
David A. Widlak          2,100            11,865              --                --
David A. Widlak          2,100            11,151             300             3,483
Ronald R. Reed                                               300             3,483
Ray T. Colonius                                               --                --
Charles U. Shreve                                             --                --
Sam A. Locricchio                                             --                --

(1) Represents amount realized upon exercise of stock options, based on the difference between the market value of the shares acquired at the time of exercise and the exercise price.

(2) The stock awards were granted to the named executive officers as director compensation and are disclosed in the Summary Compensation Table and Grants of Plan Based Awards tables above.

PENSION BENEFIT

     The Corporation, through the Community Central Bank Corporation Supplemental Executive Retirement Plan, and the Bank, through the Community Central Bank Supplemental Executive Retirement Plan, provides supplemental retirement benefits to the named executive officers (collectively, the "SERP"). The SERP is designed to provide monthly benefits over a 15-year period to each participant upon his retirement. The Pension Benefits table below provides information regarding the number of years of credited service, the present value of accumulated benefits, and any payments made during the last fiscal year with respect to the SERP. The SERP is an unfunded plan. The Bank has obtained life insurance policies on the lives of the participants in the SERP as a means of offsetting the costs of providing the benefits under the SERP.

     The assumptions used in determining the present value of accumulated service in the table below are referenced in Note 13 of the Corporation's Consolidated Financial Statements contained in the Annual Report to Stockholders accompanying this proxy statement.

                                                   NUMBER OF   PRESENT VALUE
                                                     YEARS          OF           PAYMENTS
                                                    CREDITED    ACCUMULATED    DURING LAST
                                                    SERVICE       SERVICE      FISCAL YEAR
NAME                          PLAN NAME              (#)(1)         ($)            ($)
----                ----------------------------   ---------   -------------   -----------
David A. Widlak     Supplemental Retirement Plan       5          459,171           --
Ronald R. Reed      Supplemental Retirement Plan       6          462,222           --
Ray T. Colonius     Supplemental Retirement Plan       7          173,901           --
Charles U. Shreve   Supplemental Retirement Plan       5          109,858           --
Sam A. Locricchio   Supplemental Retirement Plan       4          115,334           --

     The annual benefit under the SERP upon retirement is the product of the participant's final average compensation, benefit percentage, and vested percentage. The participant's vested percentage is based on his years of credited service. Each participant's benefit percentage, vesting formula, and years of credited service are set out in the participant's SERP agreement. The SERP agreement may provide for a minimum or maximum SERP benefit amount. If a change in control occurs while the participant is actively employed by the Corporation, then the participant will fully vest in his SERP benefit regardless of his years of credited service.

     Final average compensation is the average of the participant's three highest years of compensation, whether or not such years are consecutive. "Compensation" is defined as the annual cash compensation relating to services performed by a participant for the Bank or the Corporation during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, excluding fringe benefits, stock options, other stock based compensation, relocation expenses, non-monetary awards, and automobile and other allowances paid to a participant for employment services rendered (whether or not such allowances are included in the participant's gross income). Compensation is calculated before reduction for compensation voluntarily deferred or contributed by the participant pursuant to all qualified or non-qualified plans of the Bank and shall be calculated to include amounts not otherwise included in the participant's gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by the Bank; provided, however, that all such amounts will be included in compensation only to the extent that, had there been no such plan, the amount would have been payable in cash to the participant.

     The minimum benefit for Mr. Widlak, Mr. Reed and Mr. Colonius is $75,000 per year paid monthly over a 15 year period upon retirement. The maximum benefit for the same participants is 50% of the average compensation of the three highest years of compensation as previously defined, on an annual basis to be paid monthly over a 15 year period upon retirement. The minimum and maximum benefit for Mr. Locricchio and Mr. Shreve is set at $50,000 per year, paid monthly upon retirement. The current number of years of credited service as of December 31, 2006 is detailed in the table above for each plan participant. Participants vest at a rate of 10% for each year of credited service.

     A participant's vested SERP benefit commences upon the later of the date the participant attains age 65, or terminates employment with the Corporation (the "Normal Retirement Date"). The SERP pays monthly payments equal to one-twelfth of the participant's vested annual benefit as determined above. Monthly payments commence on the first day of the month after the participant's Normal Retirement Date, and continue for a specified number of months, typically one hundred and eighty (180). If the participant is a "specified employee" (generally an officer earning over $145,000), his monthly payments may be delayed until 185 days after his termination of employment.

     In-service distributions are not permitted under the SERP, unless the participant is subject to current taxation with respect to some or all of his SERP benefit, in which case some or all of his vested SERP benefit may be distributed. If the participant dies or is terminated for cause, no benefits are payable under this Plan. In the event of death, however, the participant's beneficiaries may receive a benefit under the Bank's Death Benefit Plan relating to his SERP benefit or the unpaid portion thereof.

     If the SERP is terminated, the participant's SERP benefit will be paid to him in a lump sum amount in cash as soon as practicable after the termination. The lump sum amount will be the equivalent actuarial value of the Participant's SERP benefit at the time the Plan is terminated. The interest rate used to determine equivalent actuarial value is the then-current effective yield on the U.S. Treasury 10-year note, plus 100 basis points, but not to exceed 7 percent per annum.

     If a participant dies before receiving any retirement benefits under the SERP, then pursuant to the Bank's Death Benefit Plan, his designated beneficiary will be entitled to receive a single lump sum amount equal to the equivalent actuarial value (determined in the same manner as described above) of the participant's SERP benefit plus a tax gross-up amount. If a participant dies after he has begun to receive retirement benefits under the SERP, then pursuant to the Bank's Death Benefit Plan, his designated beneficiary will be entitled to receive a single lump sum amount equal to the equivalent actuarial value of the participant's remaining SERP benefit plus a tax gross-up amount. The tax gross-up amount, which is intended to compensate a participant's beneficiary for federal, state and local income and employment taxes attributable to the participant's death benefit, is equal to 45 percent of the participant's death benefit payment.

                     POST-TERMINATION PAYMENTS AND BENEFITS

     The following tables summarize the value of termination payments and benefits that our named executive officers would receive if they had terminated employment with the Corporation on December 31, 2006 under the circumstances shown. The tables exclude (i) amounts accrued through December 31, 2006 that would be paid in the normal course of continued employment, such as accrued but unpaid salary and earned annual bonus for 2006, and (ii) contracts, agreements, plans and arrangements that do not discriminate in scope, terms or operation, in favor of our executive officers, and that are available generally to all of our salaried employees, such as vested account balances under our 401(k) plan and health and welfare benefits. We have no employment, severance or change in control agreements with our named executive officers.

                                 DAVID A. WIDLAK

                                                                         TERMINATION BY
                                                                           COMPANY OR         INVOLUNTARY
                                                                         EXECUTIVE OTHER      TERMINATION
                                                                        THAN RETIREMENT,      FOLLOWING A
                                    RETIREMENT    DEATH    DISABILITY       DEATH OR       CHANGE IN CONTROL
BENEFIT                                 ($)        ($)         ($)       DISABILITY ($)           ($)
-------                             ----------   -------   ----------   ----------------   -----------------
Acceleration of Stock Options (1)        --           --       --              --                8,050
Retirement Benefits:
   Supplemental Executive
      Retirement Plan                77,958(2)        --       --              --              918,342(3)
   Death Benefit Plan (4)                --      459,171       --              --                   --

(1) Reflects the excess of the fair market value of the underlying shares as of December 31, 2006 over the exercise or base price of all unvested options, the vesting of which accelerates in connection with the specified event.

(2) Assumes that the participant's participation in the SERP was terminated as of December 31, 2006. Reflects the annual amount of the participant's SERP benefit, payable to the participant monthly over a 15 year period, commencing at December 31, 2006 or the participant's earliest eligibility age, if later.

(3) Assumes that the SERP is terminated in connection with a change in control. Upon any termination of the SERP, whether or not in connection with a change in control, the executive would be entitled to an immediate lump sum distribution of SERP benefits. If the SERP is not terminated in connection with a change in control, then the executive would be entitled to the payments set forth in the "Retirement" column of the table.

(4) Represents the lump sum present value of the participant's unpaid SERP benefit that would be paid to the participant's beneficiary and an estimated tax gross-up amount of $206,627 that would be paid by the Bank to compensate the participant's beneficiary for federal, state and local income and employment taxes attributable to the participant's death benefit.

                                 RONALD R. REED

                                                                         TERMINATION BY
                                                                           COMPANY OR         INVOLUNTARY
                                                                         EXECUTIVE OTHER      TERMINATION
                                                                        THAN RETIREMENT,      FOLLOWING A
                                    RETIREMENT    DEATH    DISABILITY       DEATH OR       CHANGE IN CONTROL
BENEFIT                                ($)         ($)         ($)       DISABILITY ($)            ($)
-------                             ----------   -------   ----------   ----------------   -----------------
Acceleration of Stock Options (1)        --           --       --              --                7,550
Retirement Benefits:
   Supplemental Executive
      Retirement Plan                68,173(2)        --       --              --              738,778(3)
   Death Benefit Plan (4)                --      462,222       --              --                   --

(1) Reflects the excess of the fair market value of the underlying shares as of December 31, 2006 over the exercise or base price of all unvested options, the vesting of which accelerates in connection with the specified event.

(2) Assumes that the participant's participation in the SERP was terminated as of December 31, 2006. Reflects the annual amount of the participant's SERP benefit, payable to the participant monthly over a 15 year period, commencing at December 31, 2006 or the participant's earliest eligibility age, if later.

(3) Assumes that the SERP is terminated in connection with a change in control. Upon any termination of the SERP, whether or not in connection with a change in control, the executive would be entitled to an immediate lump sum distribution of SERP benefits. If the SERP is not terminated in connection with a change in control, then the executive would be entitled to the payments set forth in the "Retirement" column of the table.

(4) Represents the lump sum present value of the participant's unpaid SERP benefit that would be paid to the participant's beneficiary and an estimated tax gross-up amount of $208,000 that would be paid by the Bank to compensate the participant's beneficiary for federal, state and local income and employment taxes attributable to the participant's death benefit.

                                 RAY T. COLONIUS

                                                                         TERMINATION BY
                                                                           COMPANY OR         INVOLUNTARY
                                                                         EXECUTIVE OTHER      TERMINATION
                                                                        THAN RETIREMENT,      FOLLOWING A
                                    RETIREMENT    DEATH    DISABILITY       DEATH OR       CHANGE IN CONTROL
BENEFIT                                ($)         ($)         ($)       DISABILITY ($)           ($)
-------                             ----------   -------   ----------   ----------------   -----------------
Acceleration of Stock Options (1)        --           --       --              --                3,150
Retirement Benefits:
   Supplemental Executive
      Retirement Plan                56,309(2)        --       --              --              254,787(3)
   Death Benefit Plan (4)                --      173,901       --              --                   --

(1) Reflects the excess of the fair market value of the underlying shares as of December 31, 2006 over the exercise or base price of all unvested options, the vesting of which accelerates in connection with the specified event.

(2) Assumes that the participant's participation in the SERP was terminated as of December 31, 2006. Reflects the annual amount of the participant's SERP benefit, payable to the participant monthly over a 15 year period, commencing at December 31, 2006 or the participant's earliest eligibility age, if later.

(3) Assumes that the SERP is terminated in connection with a change in control. Upon any termination of the SERP, whether or not in connection with a change in control, the executive would be entitled to an immediate lump sum distribution of SERP benefits. If the SERP is not terminated in connection with a change in control, then the executive would be entitled to the payments set forth in the "Retirement" column of the table.

(4) Represents the lump sum present value of the participant's unpaid SERP benefit that would be paid to the participant's beneficiary and an estimated tax gross-up amount of $78,255 that would be paid by the Bank to compensate the participant's beneficiary for federal, state and local income and employment taxes attributable to the participant's death benefit.

                                CHARLES U. SHREVE

                                                                         TERMINATION BY
                                                                           COMPANY OR         INVOLUNTARY
                                                                         EXECUTIVE OTHER      TERMINATION
                                                                        THAN RETIREMENT,      FOLLOWING A
                                    RETIREMENT    DEATH    DISABILITY       DEATH OR       CHANGE IN CONTROL
BENEFIT                                 ($)        ($)         ($)       DISABILITY ($)           ($)
-------                             ----------   -------   ----------   ----------------   -----------------
Acceleration of Stock Options (1)        --           --       --              --                3,150
Retirement Benefits:
   Supplemental Executive
      Retirement Plan                25,000(2)        --       --              --              230,669(3)
   Death Benefit Plan (4)                --      109,858       --              --                   --

(1) Reflects the excess of the fair market value of the underlying shares as of December 31, 2006 over the exercise or base price of all unvested options, the vesting of which accelerates in connection with the specified event.

(2) Assumes that the participant's participation in the SERP was terminated as of December 31, 2006. Reflects the annual amount of the participant's SERP benefit, payable to the participant monthly over a 15 year period, commencing at December 31, 2006 or the participant's earliest eligibility age, if later.

(3) Assumes that the SERP is terminated in connection with a change in control. Upon any termination of the SERP, whether or not in connection with a change in control, the executive would be entitled to an immediate lump sum distribution of SERP benefits. If the SERP is not terminated in connection with a change in control, then the executive would be entitled to the payments set forth in the "Retirement" column of the table.

(4) Represents the lump sum present value of the participant's unpaid SERP benefit that would be paid to the participant's beneficiary and an estimated tax gross-up amount of $49,436 that would be paid by the Bank to compensate the participant's beneficiary for federal, state and local income and employment taxes attributable to the participant's death benefit.

                                SAM A. LOCRICCHIO

                                                                         TERMINATION BY
                                                                           COMPANY OR         INVOLUNTARY
                                                                         EXECUTIVE OTHER      TERMINATION
                                                                        THAN RETIREMENT,      FOLLOWING A
                                    RETIREMENT    DEATH    DISABILITY       DEATH OR       CHANGE IN CONTROL
BENEFIT                                 ($)        ($)         ($)       DISABILITY ($)           ($)
-------                             ----------   -------   ----------   ----------------   -----------------
Acceleration of Stock Options (1)        --           --        --             --                3,150
Retirement Benefits:
   Supplemental Executive
      Retirement Plan                20,000(2)        --        --             --              274,644(3)
   Death Benefit Plan (4)                --      115,334        --             --                   --

(1) Reflects the excess of the fair market value of the underlying shares as of December 31, 2006 over the exercise or base price of all unvested options, the vesting of which accelerates in connection with the specified event.

(2) Assumes that the participant's participation in the SERP was terminated as of December 31, 2006. Reflects the annual amount of the participant's SERP benefit, payable to the participant monthly over a 15 year period, commencing at December 31, 2006 or the participant's earliest eligibility age, if later.

(3) Assumes that the SERP is terminated in connection with a change in control. Upon any termination of the SERP, whether or not in connection with a change in control, the executive would be entitled to an immediate lump sum distribution of SERP benefits. If the SERP is not terminated in connection with a change in control, then the executive would be entitled to the payments set forth in the "Retirement" column of the table.

(4) Represents the lump sum present value of the participant's unpaid SERP benefit that would be paid to the participant's beneficiary and an estimated tax gross-up amount of $51,900 that would be paid by the Bank to compensate the participant's beneficiary for federal, state and local income and employment taxes attributable to the participant's death benefit.

                          COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of the Corporation oversees the compensation programs of the Corporation on behalf of the Board. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management of the Corporation the Compensation Discussion and Analysis included in this proxy statement.

     In reliance on the review and discussions referred to above, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

     Submitted by the Compensation Committee of the Corporation's Board of
Directors:

                                        Joseph Catenacci
                                        Joseph F. Jeannette
                                        Dean S. Petitpren

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee members during 2006 were Directors Bonior, Catenacci, Jeannette and Petitpren. No member of the Compensation Committee (i) was, during 2006, or had previously been, an officer or employee of the Corporation, or (ii) had any material interest in a transaction of the Corporation or a business relationship with, or any indebtedness to, the Corporation, in each case that would require disclosure under applicable rules of the SEC. No other interlocking relationship existed between any member of the Compensation Committee or an executive officer of the Corporation, on the one hand, and any member of the Compensation Committee or an executive officer of any other entity, on the other hand.

                              DIRECTOR COMPENSATION

NON-EMPLOYEE DIRECTOR COMPENSATION

     The following table sets forth a summary of the compensation we paid to our non-employee directors during 2006:

                                                                         CHANGE IN
                                                                          PENSION
                                                                         VALUE AND
                      FEES EARNED                       NON-EQUITY     NONQUALIFIED
                       OR PAID IN    STOCK   OPTION   INCENTIVE PLAN     DEFERRED       ALL OTHER
                          CASH      AWARDS   AWARDS    COMPENSATION    COMPENSATION   COMPENSATION    TOTAL
        NAME              ($)       ($)(1)     ($)          ($)          EARNINGS         ($)          ($)
        ----          -----------   ------   ------   --------------   ------------   ------------   ------
Gebran S. Anton         26,050       3,483     --           --              --             --        29,533
David E. Bonior(2)      25,550       3,483     --           --              --             --        29,033
Joseph Catenacci        25,000       3,483     --           --              --             --        28,483
Salvatore Cottone       58,220       3,483     --           --              --             --        61,703
Celestina Giles         24,250       3,483     --           --              --             --        27,733
Bobby L. Hill(3)        29,050       3,483     --           --              --             --        32,533
Joseph F. Jeannette     26,800       3,483     --           --              --             --        30,283
Dean S. Petitpren       30,900       3,483     --           --              --             --        34,383
John W. Stroh, III      26,800       3,483     --           --              --             --        30,283

(1) The amounts included in the "Stock Awards" column are the amounts of compensation cost recognized by the Corporation in 2006, as described in Statement of Financial Accounting Standards No. 123R. For a discussion of valuation assumptions, see Note 13 of the Notes to Consolidated Financial Statements included in the Corporation's annual report on Form 10-K for the year ended December 31, 2006. During 2006, each director received 300 shares of unrestricted, fully vested common stock.

(2)  Mr. Bonior resigned from the Board of Directors effective February 5, 2007.

(3)  Effective April 17, 2007, Mr. Hill will retire from the Board of Directors.

     During 2006, each member of the Board of Directors received a monthly retainer of $2,000, in the aggregate, for services as a director of the Corporation and the Bank. Non-employee directors of the Corporation and the Bank also received compensation for their services as committee members. Non-employee directors of the Executive, Audit, Compensation and Nominating Committees of the Corporation and the Bank each received $500 per meeting attended, except for the Chairman of the Audit Committee who received $2,000 per month, the Chairman of the Compensation Committee who received $500 per month and the Chairman of the Nominating Committee who received $1,000 per meeting attended during 2006.

     Non-employee directors serving on the Bank's Loan and Asset/Liability Committees each received $50 per meeting attended, except for the chairmen of such committees who each received $100 per meeting attended. Director Cottone received $1,000 a month for serving as Chairman of the Board of Community Central Mortgage Company, LLC, the Corporation's mortgage company subsidiary and directors Jeannette, Reed and Widlak each received $500 a month for serving as advisory board members to the mortgage company. Under the Corporation's 2002 Incentive Plan, as amended, each director is awarded 300 shares of common stock of the Corporation annually. The awards are made each year, on the first business day of the month following the annual meeting of stockholders, from 2002 through 2010, during the period that the director serves on the Board.

     All director related fees earned by Mr. Widlak and Mr. Reed during 2006 are reported in the salary column of the Summary Compensation Table under "Executive Compensation."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Bank has had, and expects to have in the future, loans and other banking related transactions in the ordinary course of business with the Corporation's directors, executive officers, and principal stockholders and their associates. All such transactions (i) are made in the ordinary course of business, (ii) are made on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with other persons, and (iii) in the opinion of management, do not involve more than the normal risk of collectibility, or present other unfavorable features. All loans made by the Bank to its directors and officers are subject to federal banking regulations restricting loan and other transactions with affiliated persons of the Bank. As of December 31, 2006, the Bank had outstanding 45 loans to the directors and executive officers of the Corporation, totaling approximately $7.7 million in the aggregate, with an additional $3.4 million under commitments. All outstanding loans to directors and executive officers were performing in accordance with their terms at December 31, 2006.

     David Widlak, the Corporation's President and Chief Executive Officer and a Director of the Corporation and the Bank, serves, without compensation, as Of Counsel to the law firm of O'Reilly Rancilio PC, Sterling Heights, Michigan, which serves as local counsel to the Bank. Except for the foregoing, there were no "related party" transactions during 2006. A related party transaction is a transaction required to be disclosed pursuant to SEC Regulation S-K, Item 404. Under its charter, the audit committee of the board of directors is responsible for reviewing and approving any proposed related party transaction. While there are no written policies or procedures regarding the audit committee's review of related party transactions, the committee must review the material facts of any related party transaction and approve the transaction. If advance approval is not practicable, then the committee must ratify the related party transaction at its next scheduled meeting or the transaction must be rescinded. In making its determination to approve or ratify the transaction, the committee will consider such factors as (i) the extent of the related party's interest in the related party transaction; (ii) if applicable, the availability of other sources of comparable products or services; (iii) whether the terms of the related party transaction are no less favorable than terms generally available in unaffiliated transactions under like circumstances; (iv) the benefit to the Corporation; and
(v) the aggregate value of the related party transaction.

             SELECTION OF AND RELATIONSHIP WITH INDEPENDENT AUDITOR

     The Audit Committee of the Board of Directors has appointed Plante & Moran, PLLC as the Corporation's principal independent auditor for the year ending December 31, 2007. In making its determination to appoint Plante & Moran, PLLC as the Corporation's independent auditors for the 2007 fiscal year, the Audit Committee considered the non-audit services that the independent auditors provided during the 2006 fiscal year and determined that the provision of these services is compatible with and does not impair the auditors' independence. Representatives of Plante & Moran, PLLC plan to attend the annual meeting of stockholders, will have the opportunity to make a statement if they desire to do so, and will respond to appropriate questions by stockholders. The Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year, if it determines that such a change would be in the best interest of the Corporation and its stockholders.

INDEPENDENT AUDITING FIRM FEES

     Plante & Moran, PLLC was the Corporation's principal auditor for fiscal 2006 and 2005. The aggregate fees billed to the Corporation by Plante & Moran, PLLC and its affiliates for the fiscal years ended December 31, 2006 and 2005 were as follows:

                              Year Ended December 31,
                              -----------------------
                                  2006       2005
                                --------   --------
Audit Fees ................     $104,970   $110,500
Audit Related Fees(1) .....        8,875      7,225
Tax Fees(2) ...............       21,870      5,525
All Other Fees(3) .........        2,325      8,250
                                --------   --------
   Total ..................     $138,040   $131,500
                                ========   ========

----------
(1) Primarily for services related to research on accounting issues during 2006 and 2005.

(2) Primarily for tax compliance, tax advice, tax return preparation services and correspondence with the IRS. The fees reported for both years also include tax consulting related services.

(3) Primarily for Sarbanes-Oxley 404 facilitation which was separately approved by the Audit Committee of the Corporation.

PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

     In compliance with Sarbanes, our Audit Committee pre-approves all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Prior to engaging our independent auditors to render an audit or permissible non-audit service, the Audit Committee specifically approves the engagement to render that service. Accordingly, we do not engage our independent auditors to render audit or permissible non-audit services pursuant to pre-approval policies or procedures or otherwise, unless the engagement to provide such services has been approved by the Audit Committee in advance. The engagement of Plante & Moran, PLLC to render 100 percent of the services described in the categories above was approved by the Audit Committee in advance of the rendering of those services.

                          REPORT OF THE AUDIT COMMITTEE

     The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Corporation filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Corporation specifically incorporates this report by reference.

     Management has the primary responsibility for the financial statements and the reporting process, including the Corporation's systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements for the year ended December 31, 2006 with management, including a discussion of the quality and the acceptability of the Corporation's financial reporting and controls.

     The Audit Committee has also discussed with the Corporation's independent auditors, Plante & Moran, PLLC, which firm is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of the Corporation's financial reporting and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 Communications with Audit Committees, as amended by Statement of Auditing Standards No. 90, Audit Committee Communications. The Audit Committee also received written disclosures and the letter from Plante & Moran, PLLC required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, disclosing the matters that, in the auditor's judgment, may reasonably be thought to bear on the auditors' independence from the Corporation, and has discussed with Plante & Moran, PLLC their independence from the Corporation. The Audit Committee has also considered the compatibility of the providing of non-audit services with maintaining the auditors' independence.

     In fulfilling its oversight responsibility of reviewing the services performed by the Corporation's independent auditors, the Audit Committee carefully reviews the policies and procedures for the engagement of independent auditors and the fees paid by the Corporation for such services. The Audit Committee also discussed with the Corporation's internal and independent auditors the overall scope and plans for their respective audits and the fees paid by the Corporation for such services. The Audit Committee meets periodically with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation's internal controls, and the overall quality of the Corporation's financial reporting.

     The Corporation's Chief Executive Officer and Chief Financial Officer also reviewed with the Audit Committee the certifications that each such officer will file with the SEC pursuant to the requirements of Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 ("Sarbanes"). Management also reviewed with the Audit Committee the policies and procedures it has adopted to ensure the accuracy of such certifications.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

     Submitted by the Audit Committee of the Corporation's Board of Directors:

                                        Salvatore Cottone
                                        Joseph F. Jeannette
                                        John W. Stroh, III

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on our review of copies of reports filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, or written representations from persons required to file such reports, we believe that all filings required to be made were timely made in accordance with the requirements of the Securities Exchange Act of 1934.

                  STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

     Any proposal submitted by a stockholder for the 2008 annual meeting of stockholders should be sent to Lisa Medlock, Corporate Secretary, at 120 North Main Street, PO Box 7, Mount Clemens, MI 48046-0007. Proposals must be received by November 25, 2007, in order to be eligible to be included in the Corporation's proxy statement for that meeting. Stockholder proposals to be considered for presentation at next year's annual meeting, although not included in the proxy statement must be received at our executive office at least 10 days prior to the date of the annual meeting.

     All stockholder proposals for inclusion in the Corporation's proxy materials shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and, as with any shareholder proposal (regardless of whether it is included in proxy materials), the Corporation's articles of incorporation and bylaws and Michigan law.

                                  OTHER MATTERS

     The Board of Directors does not know of any other matters to be brought before the annual meeting. If other matters are presented upon which a vote may properly be taken, it is the intention of the persons named in the proxy to vote the proxies in accordance with their best judgment.

                                                                          (BARCODE)

            (COMMUNITY
            CENTRAL BANK
            CORPORATION LOGO)

                                                    000004                000000000.000000 ext               000000000.000000 ext
(BARCODE)   MR A SAMPLE                                                   000000000.000000 ext               000000000.000000 ext
            DESIGNATION (IF ANY)                                          000000000.000000 ext               000000000.000000 ext
            ADD 1
            ADD 2
            ADD 3
            ADD 4
            ADD 5
            ADD 6

Using a BLACK INK pen, mark your votes with an X as shown
in this example. Please do not write outside the designated areas.   [X]

------------------------------------------------------------------------------------------------------------------------------------
ANNUAL MEETING PROXY CARD
------------------------------------------------------------------------------------------------------------------------------------
                  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
------------------------------------------------------------------------------------------------------------------------------------

A ELECTION OF DIRECTORS (EACH FOR A 3-YEAR TERM) -- THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED.

1. Nominees:                FOR   WITHHOLD                            FOR   WITHHOLD                         FOR   WITHHOLD
                                                                                                                               +
   01 - Salvatore Cottone   [ ]      [ ]     02 - Dean S. Petitpren   [ ]      [ ]     03 - Ronald R. Reed   [ ]      [ ]

   In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting, or at any adjournment(s) thereof.

B NON-VOTING ITEMS

CHANGE OF ADDRESS -- Please print new address below.               COMMENTS -- Please print your comments below.
 ______________________________________________________________     ____________________________________________________________
|                                                              |   |                                                            |
|                                                              |   |                                                            |
|______________________________________________________________|   |____________________________________________________________|

C AUTHORIZED SIGNATURES -- THIS SECTION MUST BE COMPLETED FOR YOUR VOTE TO BE COUNTED. -- DATE AND SIGN BELOW

Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, the signature should be that of an authorized person who should state his or her title.

Date (mm/dd/yyyy) --                       Signature 1 -- Please keep signature   Signature 2 -- Please keep signature within
Please print date below.                   within the box.                        the box.
 ______________________________________     __________________________________     _____________________________________________
|            /            /            |   |                                  |   |                                             |
|           /            /             |   |                                  |   |                                             |
|______________________________________|   |__________________________________|   |_____________________________________________|

                                           C 1234567890                   J N T   MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE
                                                                                  140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND
                                                                                  MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
[ ] (BARCODE)                              30 B V                 0 1 2 5 1 1 1   MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND  +

(STOCK#) 00OOJA

Dear Stockholder,

Please take note of the important information enclosed with this proxy card. You are requested to vote on the election of directors as discussed in the enclosed proxy materials. Your board of directors recommends that you vote "FOR" all of the nominees.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the box on this proxy card to indicate how your shares will be voted. Then sign and date the card, detach it, and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, April 17, 2007.

Thank you in advance for your prompt consideration of this matter.

Sincerely,


-------------------------------------
David A. Widlak
President and Chief Executive Officer

                  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
------------------------------------------------------------------------------------------------------------------------------------

(COMMUNITY
CENTRAL BANK
CORPORATION LOGO)

------------------------------------------------------------------------------------------------------------------------------------
PROXY -- COMMUNITY CENTRAL BANK CORPORATION
------------------------------------------------------------------------------------------------------------------------------------

120 North Main Street
Mount Clemens, MI 48043

ANNUAL MEETING OF STOCKHOLDERS - APRIL 17, 2007
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Celestina Giles and Joseph F. Jeannette, or either of them, with full power of substitution in each, as proxies to vote all of the shares of common stock of Community Central Bank Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Community Central Bank Corporation to be held at the Best Western Concorde Inn, 44315
Gratiot Avenue, Clinton Township, Michigan 48036, on Tuesday, April 17, 2007, at 9:00 a.m., or at any adjournment or postponement thereof, as follows on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY RETURNED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL
BE VOTED "FOR" ALL NOMINEES AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING
OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. SHOULD A NOMINEE BE UNABLE TO SERVE AS A DIRECTOR, AN EVENT THAT WE DO NOT ANTICIPATE,
THE PERSONS NAMED IN THIS PROXY RESERVE THE RIGHT, IN THEIR DISCRETION, TO VOTE FOR A SUBSTITUTE NOMINEE DESIGNATED BY THE
CORPORATION.

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE, AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.